AMENDMENT NO. 4
PARTICIPATION AGREEMENT
     The Participation Agreement, (the “Agreement”), dated July 1, 2005, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust (“AVIF (IVIF)”), Invesco Distributors, Inc., a Delaware corporation (“INVESCO”), AXA Equitable Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and AXA Advisors, LLC and AXA Distributors LLC, each an affiliate of LIFE COMPANY and the principal underwriters of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, the parties wish to add Separate Account 70 to the Agreement;
     The parties hereby agree to amend the Agreement as follows:
Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
Series I and II shares

Invesco V.I. Balanced-Risk Allocation Fund	Invesco V.I. S&P 500 Fund
Invesco V.I. Core Equity Fund	Invesco V.I. Small Cap Equity Fund
Invesco V.I. Diversified Dividend Fund	Invesco V.I. Technology Fund
Invesco V.I. Diversified Income Fund	Invesco V.I. Utilities Fund
Invesco V.I. Equally-Weighted S&P 500 Fund	Invesco Van Kampen V.I. American Franchise Fund
Invesco V.I. Global Core Equity Fund	Invesco Van Kampen V.I. Comstock Fund
Invesco V.I. Global Health Care Fund	Invesco Van Kampen V.I. Equity and Income Fund
Invesco V.I. Global Real Estate Fund	Invesco Van Kampen V.I. Growth and Income Fund
Invesco V.I. Government Securities Fund	Invesco Van Kampen V.I. Mid Cap Growth Fund
Invesco V.I. High Yield Fund	Invesco Van Kampen V.I. Mid Cap Value Fund
Invesco V.I. High Yield Securities Fund	(Effective July 15, 2012, this Fund will be renamed
Invesco V.I. International Growth Fund	Invesco Van Kampen V.I. American Value Fund)
Invesco V.I. Mid Cap Core Equity Fund	Invesco Van Kampen V.I. Value Opportunities Fund
Invesco V.I. Money Market Fund
SEPARATE ACCOUNTS UTILIZING THE FUNDS
Separate Account A
Separate Account FP
Separate Account I
Separate Account 45
Separate Account 49
Separate Account 65
Separate Account 66
Separate Account 70
Separate Account 206
Separate Account 301
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
All Contracts

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: May 1, 2012.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Melanie Ringold	By:	/s/ John M. Zerr

Name:	Melanie Ringold	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Melanie Ringold	By:	/s/ John S. Cooper

Name:	Melanie Ringold	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:		By:	/s/ Stephen Joenk

Name:	Kenneth Kozlowski	Name:	Stephen Joenk
Title:	Senior Vice President	Title:	Senior Vice President

AXA ADVISORS, LLC

Attest:		By:	/s/Andrew J. McMahon

Name:	Barbara Galligan	Name:	Andrew J. McMahon
Title:	Executive Assistant	Title:	Chairman

AXA DISTRIBUTORS, LLC

Attest:	/s/ Darlene Blanco	By:	/s/ Nick Lane

Name:	Darlene Blanco	Name:	Nick Lane
Title:	Executive Assistant	Title:	President

3